UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 27, 2006

The Inventure Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3500 S. La Cometa Dr. Goodyear, AZ		85338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 27, 2006, The Inventure Group, Inc. (the “Company”) entered into an employment agreement with Steve Weinberger, which is described in the Company’s disclosure under Item 5.02 below, and incorporated by reference herein.

Item 2.02.              Results of Operations and Financial Condition

On July 27, 2006, the Company issued a press release announcing financial results for the second quarter of 2006.  A copy of the press release making such announcement is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2006, the Company announced the appointment of Steve Weinberger to the position of Chief Financial Officer, effective August 8, 2006.  A copy of the press release announcing this appointment is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Mr. Weinberger is 55 years old, a Canadian citizen and a food industry veteran who brings the company over 25 years of profit management experience in food manufacturing, marketing, and distribution.  Since 2004, Mr. Weinberger was Chief Financial Officer for Fiera Foods Co., a mid-size frozen baked goods company in Canada.  From 1999 to 2003, Mr. Weinberger was Senior Vice President of Finance at Canada Bread Company, a Canadian public company with annual revenues of more than $Cdn 1 billion.   From 1979 to 1999, Mr. Weinberger was employed at Nabisco Canada, where he last served as Senior Vice President of Finance of the Christie Brown & Company division, producer of brands such as Chips Ahoy! and Oreo.

There is no arrangement or understanding between Mr. Weinberger and any other person pursuant to which Mr. Weinberger was appointed as Chief Financial Officer of the Company.  There are no transactions in which Mr. Weinberger has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company entered into an executive employment agreement with Mr. Weinberger on July 27, 2006, employing him as Chief Financial Officer (the “Employment Agreement”).  Pursuant to the terms of Employment Agreement, Mr. Weinberger is an “at will” employee.  Under the terms of the Employment Agreement, Mr. Weinberger will receive an annual base salary of $230,000, a $60,000 relocation allowance, eligibility for bonus as determined by the Board (or its Compensation Committee) in its discretion, an auto allowance of $850 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, 401(k) plan, sick days, vacation and holidays.  Mr. Weinberger will also be eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.

Mr. Weinberger will also receive an option under the Company’s 2005 Equity Incentive Plan to purchase 50,000 shares of common stock at an exercise price equal to the closing share price on Mr. Weinberger’s start date of August 8, 2006.  The option will vest over three years from the date of grant, have a term of five years, and be otherwise consistent with the Company’s Form of Employee Incentive Stock Option Agreement.

In the event that Mr. Weinberger’s employment is terminated by the Company for cause or resigns, Mr. Weinberger will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. Weinberger’s employment is terminated by the Company without cause, he will be entitled to receive as severance his then current base salary and monthly car allowance for the six-month period following his termination and up to $9,000 for outplacement services.  In the event of a Change in Control (as defined in the Employment Agreement), if Mr. Weinberger’s employment is terminated by his resignation within twelve months following such Change in Control, he shall be entitled to receive the outplacement services described above, and if his employment is terminated for “good reason” as defined in the Employment Agreement, within specified time periods before or after a Change in Control, he shall be entitled to receive a lump sum amount equal to his then current annual base salary.

The Employment Agreement includes non-competition and non-solicitation provisions which will end one year after Mr. Weinberger’s employment ends and confidentiality provisions that continue indefinitely.  A copy of the Employment Agreement is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 8.01               Other Events

On July 27, 2006, the Company issued a press release announcing financial results for the second quarter 2006, a copy of which is attached hereto as Exhibit 99.1, and a press release announcing the appointment of Steve Weinberger as Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 99.1	Press release dated July 27, 2006 announcing financial results for the second quarter of 2006.

	Exhibit 99.2	Press release dated July 27, 2006 announcing the appointment of Steve Weinberger as Chief Financial Officer.

	Exhibit 99.3	Executive Employment Agreement for Steve Weinberger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Inventure Group, Inc.
(Registrant)

Date	July 27, 2006
/s/ Eric J. Kufel
(Signature)

Eric J. Kufel
Chief Executive Officer